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                                   Item 23(i)

                                  Legal Opinion
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                      Paul, Hastings, Janofsky & Walker LLP
                              345 California Street
                             San Francisco, CA 94104
                            Telephone (415) 835-1600
                            Facsimile (415) 217-5333
                             Internet: www.phjw.com


                                 April 27, 1999


SIFE Trust Fund
100 North Wiget Lane
Walnut Creek, CA 94598

         Re:      SIFE Trust Fund

Ladies and Gentlemen:

         We have acted as counsel to SIFE Trust Fund, a Delaware business trust (the "Trust"), in connection with the Trust's Post-Effective Amendment No. 44 and Post-Effective Amendment No. 45 to its Registration Statement on Form N-1A filed on March 1, 1999, and April 30, 1999, respectively, with the Securities and Exchange Commission (the "Post-Effective Amendments"), and relating to the issuance by the Trust of an indefinite number of no-par value shares of beneficial interest (the "Shares").

         In connection with this opinion, we have assumed the authenticity of all records, documents and instruments submitted to us as originals, the genuineness of all signatures, the legal capacity of all natural persons, and the conformity to the originals of all records, documents, and instruments submitted to us as copies. We have based our opinion on the following:

         (a) The Trust's Agreement and Declaration of Trust dated February 28, 1997 (the "Declaration of Trust"); and the Trust's Certificate of Trust dated February 28, 1997 (as filed with the Delaware Secretary of State on February 28, 1997), as certified to us by an officer of the Trust as being true and complete and in effect on the date hereof;

         (b) The Bylaws of the Trust dated April 4, 1997, certified to us by an officer of the Trust as being true and complete and in effect on the date hereof;

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         (c)      The Post-Effective Amendments;

         (d) A certificate of an officer of the Trust as to certain factual matters relevant to this opinion; and

         (e) The validity of the following prior legal opinions issued to the Trust by Robert Linderman, General Counsel to the Trust: legal opinion dated May 14, 1997 (filed as an exhibit to Post-Effective Amendment No. 42 to the Registration Statement on Form N-1A); legal opinion dated April 24, 1997 (filed as an exhibit to Post-Effective Amendment No. 41 to the Registration Statement on Form N-1A); and legal opinion dated April 19, 1996 (filed as an exhibit to Post-Effective Amendment No. 39 to the Registration Statement on Form N-1A); which prior opinions opine that all shares issued by the Trust in connection with such Post-Effective Amendments were legally issued, fully paid and nonassessable.

         Our opinion below is limited to the federal law of the United States of America and the business trust law of the State of Delaware. We are not licensed to practice law in the State of Delaware, and we have based our opinion below solely on our review of Chapter 38 of Title 12 of the Delaware Code and the case law interpreting that Chapter as reported in Delaware Laws Annotated (Aspen Law & Business, supp. 1998) as updated on Lexis through April 29, 1999. We have not undertaken a review of other Delaware law or of any administrative or court decisions in connection with rendering this opinion. We disclaim any opinion as to any law other than that of the United States of America and the business trust law of the State of Delaware as described above, and we disclaim any opinion as to any statute, rule, regulation, ordinance, order or other promulgation of any regional or local governmental authority.

         Based on the foregoing and our examination of such questions of law as we have deemed necessary and appropriate for the purpose of this opinion, and assuming that (i) all Shares will be issued and sold for cash at the per-share public offering price on the date of their issuance in accordance with statements in the Trust's Prospectus included in the Post-Effective Amendments, and in accordance with the Declaration of Trust, (ii) all consideration for the Shares will be actually received by the Trust, and (iii) all applicable securities laws will be complied with, it is our opinion that, when issued and sold by the Trust, the Shares will be legally issued, fully paid and nonassessable.

         This opinion is rendered to you in connection with the Post-Effective Amendments and is solely for your benefit. This opinion may not be relied upon by you for any other purpose or relied upon by any other person, firm, corporation or other entity for any purpose, without our prior written consent. We disclaim any obligation to advise

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you of any  developments  in areas  covered by this opinion that occur after the date of this opinion.

         We hereby consent to (i) the reference to our firm as Legal Counsel in the Prospectus and Statement of Additional Information included in the Post-Effective Amendments, and (ii) the filing of this opinion as an exhibit to Post-Effective Amendment No. 45.

                              Sincerely yours,

                              /s/ Paul, Hastings, Janofsky & Walker LLP




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